Exhibit 10.2
INTERCREDITOR AGREEMENT (CANADIAN FACILITY)
     THIS INTERCREDITOR AGREEMENT (CANADIAN FACILITY) dated as of August 25, 2005 is executed by and among (i) T-3 ENERGY SERVICES, INC., a Delaware corporation (“U.S. Borrower”), (ii) T-3 OILCO ENERGY SERVICES PARTNERSHIP, an Alberta general partnership (“Canadian Borrower”), (iii) COMERICA BANK, a Michigan banking corporation and authorized foreign bank under the Bank Act (Canada) acting through its Canadian branch (the “Canadian Lender”), and (iv) WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent for the Banks.
RECITALS:
     A. The Canadian Lender and the other Banks (“U.S. Lenders”) have agreed that they shall rank pari passu with one another in respect of certain payments or recoveries and that certain matters related to the administration of the Credit Agreement shall be made on the basis of their Combined Outstandings (hereinafter defined).
     B. In order to achieve the pari passu sharing described above, it may be necessary for the Canadian Lender or the U.S. Lenders to purchase from each other participations in their respective Loans and Letter of Credit Liabilities.
     The parties hereto agree as follows:
ARTICLE 1
Definitions and Interpretation
     Section 1.1 Certain Definitions. When used herein, terms and expressions defined in the Credit Agreement shall have those meanings and the following additional terms and expressions shall have the meanings respectively set forth below (such definitions to be equally applicable in the singular and plural):
     “Acceleration” means either (i) the maturity of any of the Loans by reason of their stated maturity date or (ii) the acceleration (after the occurrence of Event of Default) of the due date for payment of the principal amount then outstanding of and accrued interest on any of the Loans automatically or by reason of a declaration or demand.
     “Agreement” means this Intercreditor Agreement (Canadian Facility), as the same may be amended, modified, restated or supplemented from time to time.
     “Canadian Credit Outstandings” as at any date of determination thereof means the aggregate principal amount of Canadian Advances outstanding plus the amount available for drawing under Canadian Letters of Credit plus such other liabilities, obligations or indebtedness of the Canadian Borrower under the Loan Documents.
     “Combined Outstandings” means the aggregate of all Canadian Credit Outstandings and all U.S. Credit Outstandings.
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 1

     “Credit Agreement” means that certain First Amended and Restated Credit Agreement dated as of September 30, 2004 executed by and among the U.S. Borrower, the U.S. Lenders, and Wells Fargo Bank, National Association, as agent for the Banks, as the same has been and may hereafter be amended, restated, supplemented, or otherwise modified from time to time, including the amendment of even date herewith pursuant to which the Canadian Borrower became a party thereto.
     “Loans” means, collectively, the Revolving Credit Loans and the Canadian Revolving Loan.
     “Operative Sharing Percentages” means the Sharing Percentages of the U.S. Lenders and the Canadian Lender determined as of the applicable Reference Date. The Operative Sharing Percentages of the Banks shall be recalculated as of the first day of each calendar month using the Combined Outstandings as of the applicable Reference Date but using the then current Exchange Rate to the extent applicable.
     “Post Default Proportion” means, at any time:
     (a) for the U.S. Lenders, a percentage determined by dividing:
     (i) the aggregate of the U.S. Credit Outstandings at such time plus any amounts paid by U.S. Lenders pursuant to Section 3.2 in consideration for the purchase by U.S. Lenders of participation interests and plus any amounts distributed by U.S. Lenders to the Canadian Lender as holders of participation interests in the U.S. Credit Outstandings to such time and less any amounts received by U.S. Lenders pursuant to Section 3.2 in consideration for the sale by U.S. Lenders of participation interests and less any amounts received by U.S. Lenders from the Canadian Lender by virtue of U.S. Lenders holding risk sharing interests in the Canadian Credit Outstandings to such time, by
     (ii) the Combined Outstandings at such time; and
     (b) for the Canadian Lender, a percentage obtained by dividing:
     (i) the aggregate of the Canadian Credit Outstandings at such time plus any amounts paid by the applicable Bank pursuant to Section 3.2 in consideration for the purchase by such Bank of participation interests and plus any amounts distributed by the applicable Bank to the U.S. Lenders as holders of risk sharing interests in the Canadian Credit Outstandings to such time and less any amounts received by the applicable Bank pursuant to Section 3.2 in consideration for the sale by such Bank of participation interests and less any amounts received by the applicable Bank from the U.S. Lenders by virtue of the applicable Canadian Lender’s holding participation interests in the U.S. Credit Outstandings to such time, by
     (ii) the Combined Outstandings at such time.
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 2

     “Reallocable Payment” means any amount received by a Bank, after the applicable Reference Date, by virtue of any payment or prepayment made by or for the account of one of the Borrowers (including for greater certainty any payment made under any Guaranty and all amounts realized from the exercise of any foreclosure or similar rights in respect of any Collateral, together with all proceeds of insurance in respect of the Collateral which are received by a Bank and which such Bank applies to reduce any Combined Outstandings) or by virtue of an exercise of any right of set-off, combination, zero-balancing or similar mechanisms.
     “Reference Date” means the first to occur of (i) the date on which any Acceleration has occurred or (ii) the date on which any Event of Default arising under Section 12.1 of the Credit Agreement has occurred.
     “Sharing Percentage” means, at any time:
     (a) for the U.S. Lenders, the percentage determined by dividing the aggregate U.S. Credit Outstandings by the Combined Outstandings at such time; and
     (b) for the Canadian Lender, the percentage determined by dividing the Canadian Outstandings by the Combined Outstandings at such time.
     “U.S. Credit Outstandings” of a U.S. Lender as at any date of determination thereof means the aggregate principal amount of Revolving Credit Advances outstanding from such Bank plus such Bank’s Percentage of amounts available for drawing pursuant to Letters of Credit plus any other liabilities, obligations or indebtedness of the U.S. Borrower owed to such U.S. Lender under the Loan Documents (other than U.S. Borrower’s guaranty of the Canadian Borrower’s indebtedness under the Loan Documents).
     Section 1.2 Headings and Agreement References. The division of this Agreement into Sections and the insertion of headings is for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The term “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any amendments or supplements hereto. Unless otherwise stated, references herein to “Sections” are to Sections of this Agreement.
ARTICLE 2
Co-operative Administration
     Section 2.1 Co-operation. The Agent (and as applicable each Bank) agrees that:
     (a) to the extent available, it will from time to time promptly provide such information as may be reasonably necessary to enable the necessary Person to make any calculation referred to in or necessary to implement Article 3 or otherwise reasonably required by such Person for any other purpose hereof;
     (b) to the extent reasonably possible, it will from time to time consult with the Agent and the other Banks in good faith regarding the enforcement of its and each of the Banks’ rights and remedies under the Credit Agreement with a view to recovering amounts due under the Credit Agreement in an effective and cost-efficient manner;
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 3

     (c) if, after an Event of Default, it gains access to property, assets, financial information or data bases of one or more of the Borrowers or Guarantors pursuant to the exercise of secured rights, it will provide reasonable access to the Agent to the extent it may legally do so; and
     (d) each Bank will promptly notify the Agent in writing of the receipt by such Bank of any Reallocable Payment.
     Section 2.2 Enforcement. From and after Acceleration:
     (a) where reasonably practicable in the circumstances and in any event prior to the appointment of a receiver or receiver-manager or filing a bankruptcy petition in respect of the applicable one of the Borrowers, the Agent agrees to consult and cooperate with the Banks in good faith regarding the enforcement of its and each Bank’s rights with a view to recovering amounts due under the Credit Agreement in an efficient and cost-efficient manner;
     (b) unless the Agent shall otherwise agree, any receiver or receiver-manager or bankruptcy trustee or custodian appointed by the Agent must be an insolvency firm of national standing in Canada and the United States of America (and, where applicable, the Agent agrees that it will request any applicable court to similarly appoint an insolvency firm of national standing in Canada and the United States of America, unless the Agent shall otherwise agree); and
     (c) if a receiver or receiver-manager is appointed pursuant to the foregoing clause (b), the Banks shall cause to be provided any reasonable indemnity which may be necessary for such receiver or receiver-manager or trustee, to the extent of their respective Operative Sharing Percentages in respect to the obligations to which the indemnity relates.
ARTICLE 3
Pari Passu Sharing
     Section 3.1 Overall Intent. It is the intention of the Banks that, following the Reference Date, they shall share in any Reallocable Payments received following the Reference Date pro rata to their respective proportions of the Combined Outstandings.
     Section 3.2 Equalization Following the Reference Date. As of the Reference Date, the Operative Sharing Percentages of the respective Banks shall be determined. Upon any receipt by the Agent of any Reallocable Payments (after giving effect to application of such receipts), the Post Default Proportion of the U.S. Lenders and the Canadian Lender shall be determined. If the Post Default Proportion of the U.S. Lenders and the Post Default Proportion of the Canadian Lender calculated pursuant to the preceding sentence are not equal to their respective Operative Sharing Percentages, then the applicable U.S. Lender or the Canadian Lender, as applicable, whose Post Default Proportion is less than their Operative Sharing Percentages shall firstly, repurchase participations previously sold by them to other Banks (such participation interests to be allocated pro rata among the sellers in accordance with their respective Operative Sharing Percentages) and then purchase participations in the U.S. Credit Outstandings or the Canadian
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 4

Credit Outstandings, as the case may be (such participation interests to be allocated pro rata among the sellers in accordance with their respective Operative Sharing Percentages), in Dollars on a non-recourse basis so that, after such payment by the purchasing Banks and receipt thereof by the selling Banks, their respective Post Default Proportions shall equal their Operative Sharing Percentages; provided, however, that if after any amount is paid under this Section 3.2 U.S. Borrower, Canadian Borrower or any trustee, liquidator, receiver or receiver-manager or Person with analogous powers recovers any amount from any Banks (“Disgorging Lenders”) in respect of any amount theretofore applied to the U.S. Credit Outstandings or the Canadian Credit Outstandings, then such amount (including any interest paid by the Banks) shall be treated for all purposes:
     (1) as between the relevant one of the Borrowers and the Disgorging Lenders; and
     (2) as between the Disgorging Lenders and the other Banks (the “Non-Disgorging Lenders”), to be outstanding as U.S. Credit Outstandings or Canadian Credit Outstandings (as applicable), in which case the Post Default Proportions shall thereupon be adjusted and this Section 3.2 again applied. Notwithstanding anything contained in this Agreement or the Credit Agreement, the purchase of participations in the Canadian Credit Outstandings hereunder by the U.S. Lenders and the acquisition of an undivided interest in any property by the U.S. Lenders from the Canadian Lender, pursuant to Section 4.11 hereof shall not constitute an acquisition by the U.S. Lenders of any beneficial interest in the Canadian Obligations but shall constitute risk sharing payments among the Canadian Lender on the one hand, and the U.S. Lenders, on the other hand. The beneficial interest in the Canadian Obligations shall at all times remain with the Canadian Lender. The U.S. Lenders shall be severally, and not joint and severally, liable for their respective obligations under this Section 3.2.
     Section 3.3 Information. From time to time following the occurrence of an Acceleration, each Bank shall promptly provide the Agent with all necessary information to enable the Agent to calculate Canadian Credit Outstandings or U.S. Credit Outstandings, Operative Sharing Percentages and Post Default Proportions of the Banks, including any payments received.
     Section 3.4 Paramountcy of Pro Rata Treatment. The arrangements contemplated by this Agreement shall apply notwithstanding the time of any Event of Default or any Acceleration or demand under any Guaranty; the date of execution, delivery, attachment, perfection or registration of any Loan Document (or lack of any thereof); the priority of any Loan Document; the date of advance of any funds; the date of creation, perfection or determination of any charges or security interests; the date of appointment of any receiver or receiver-manager or bankruptcy trustee or of taking any other enforcement proceedings; the date of obtaining any judgment; the date of notification in respect of any account receivable; any provision of applicable law or requirement of any Governmental Authority; any defence, claim or any right not provided under this Agreement; or the terms of any agreement between any Bank and/or one of the Borrowers under any other document or instrument between or among such parties, whether or not bankruptcy, receivership or insolvency proceedings shall at any time have been commenced.
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 5

ARTICLE 4
Miscellaneous
     Section 4.1 No Partnership or Joint Venture. Nothing contained in this Agreement, and no action taken by the Agent or the Banks (or any of them) pursuant hereto, is intended to constitute or shall be deemed to constitute the Agent or the Banks a partnership, association, joint venture or other entity.
     Section 4.2 Notices. All notices, requests and other communications to any party hereunder shall be given in accordance with Section 14.11 of the Credit Agreement.
     Section 4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Required Banks; provided, however, that the provisions of Article 3 of this Agreement and of this Section 4.3 may only be amended with the unanimous written consent of all of the Banks. No consent or agreement of either of the Borrowers or any Guarantor shall be required for the amendment, or waiver of a provision, of this Agreement.
     Section 4.4 Currency and Payment Matters. All payments hereunder shall be made in immediately available funds in Dollars.
     Section 4.5 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatories thereto and hereto were upon the same instrument.
     Section 4.6 Benefits. This Agreement is solely for the benefit of and shall be binding upon the Banks and their successors or assigns, and neither either of the Borrowers nor any other third Person shall have any right, benefit, priority or interest under or by reason of this Agreement. The Borrowers are joining in this Agreement solely for the purposes of the consenting to the Agreement and the allocations proposed herein and acknowledge receipt of those provisions hereof.
     Section 4.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT. EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS FOR PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT THAT MAY BE BROUGHT OR INSTITUTED AGAINST IT.
     Section 4.8 Entire Agreement. This Agreement supersedes any conflicting provisions in any other agreements or instruments to which the Canadian Lender or any U.S. Lender is a party.
     Section 4.9 Time of the Essence. Time is of the essence of this Agreement.
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 6

     Section 4.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 4.11 Certain Matters Relating to Collateral Generally. If any collateral or security shall be taken in respect of any of the Combined Outstandings (other than collateral rights in deposit accounts and other similar liquid assets held by any Bank in the normal course of business), the rights of the Banks with regard to such collateral shall be exercised through the Agent. If any property shall be conveyed to the Agent or any Bank by deed-in-lieu of foreclosure or under similar arrangement for the satisfaction of any of the Combined Obligations, the property so acquired shall be appraised as of the date of acquisition, the appraised value shall be treated as a Reallocable Payment for purposes of Article 3 and the applicable Bank or the Agent, as the case may be, shall convey undivided interests in such property in lieu of the purchase and sale of participation interests provided for in Article 3.
     Section 4.12 WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED, BY APPLICABLE LAW, EACH OF THE U.S. BORROWER, THE CANADIAN BORROWER, THE CANADIAN LENDER, AND THE AGENT HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE U.S. BORROWER OR THE CANADIAN BORROWER AND ANY OTHER PARTY TO THIS AGREEMENT ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR ANY RELATIONSHIP BETWEEN ANY OTHER PARTY TO THIS AGREEMENT AND THE U.S. BORROWER OR THE CANADIAN BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED IN THE CREDIT AGREEMENT.
NOTICE PURSUANT TO TEX. BUS. & COMM. CODE §26.02
     THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Page 7

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereof by their respective officers thereunto duly authorized.

U. S. BORROWER:

T-3 ENERGY SERVICES, INC.

By:	/s/ Michael T. Mino

Name: Michael T. Mino Title: VP

CANADIAN BORROWER:

T-3 OILCO ENERGY SERVICES PARTNERSHIP, by its partners,

T-3 ENERGY SERVICES CANADA, INC.

By:	/s/ Michael T. Mino

Name: Michael T. Mino Title: VP

- and –

T-3 OILCO PARTNERS ULC

By:	/s/ Michael T. Mino

Name: Michael T. Mino Title: VP

CANADIAN LENDER:

COMERICA BANK, a Michigan banking corporation and authorized foreign bank under the Bank Act (Canada), acting through its Canadian branch

By:	/s/ Robert Rosen

Robert Rosen, Vice President
INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Signature Page

AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent for the Banks
By:	/s/ Alan Smith
Alan Smith, Vice President

INTERCREDITOR AGREEMENT (CANADIAN FACILITY) — Signature Page